EXHIBIT 99.1

FOR IMMEDIATE RELEASE
April 19, 2001

Sauer-Danfoss Inc. to Hold Conference Call to Discuss First Quarter 2001 Results

AMES, Iowa, USA, April 19, 2001—Sauer-Danfoss Inc. (NYSE: SHS; FSE: SAR) announced that it will be holding a conference call on May 4, 2001, at 10:00 AM EST, 4:00 PM Frankfurt time.  The purpose of the call will be to discuss first quarter 2001 results.  The company will release first quarter results the previous day, after the close of markets.

The call is open to all interested parties and will be broadcast live over the internet via www.streetfusion.com.  For those unable to listen to the broadcast live, a replay will also be available at that website.

Sauer-Danfoss Inc. is a worldwide leader in the design, manufacture and sale of engineered hydraulic systems and components for use primarily in applications of off-highway mobile equipment.  Sauer-Danfoss, with approximately 7,000 employees worldwide and sales of about $950 million, has manufacturing and engineering capabilities in Europe, the United States and China, and principal business centers in Ames, Iowa; Neumünster, Germany; and Nordborg, Denmark.  More details online at www.sauer-danfoss.com.

For further information please contact:
Sauer-Danfoss Inc. – Investor Relations

Kenneth D. McCuskey	Sauer-Danfoss Inc.	Phone:	(515) 239-6364
Vice President – Finance	2800 East 13th Street	Fax:	(515) 239-6443
	Ames, Iowa, USA 50010	kmccuskey@sauer-danfoss.com

John N. Langrick	Sauer-Danfoss Inc.	Phone:	+49-4321-871-190
Director of Finance – Europe	Krokamp 35	Fax:	+49-4321-871-121
	D-24539 Neumünster	jlangrick@sauer-danfoss.com

Internet:  http://www.sauer-danfoss.com